UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

EveryWare Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue,

Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Agreement (as defined below) contained under Item 5.02 below is incorporated herein by reference and is subject to, and qualified in its entirety by, the Agreement (as defined below) attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2014, Bernard Peters, Executive Vice President and Chief Financial Officer of EveryWare Global, Inc. (the “Company”), resigned from the Company effective October 3, 2014.

On September 23, 2014, the board of directors of the Company appointed Joel Mostrom as Interim Chief Financial Officer of the Company, with such appointment effective October 3, 2014.

Mr. Mostrom, 58, has served in various roles with Alvarez & Marsal (“A&M”), a management consulting firm, since September 2009. Mr. Mostrom currently serves as Senior Director with A&M’s Real Estate Advisory Services group. Prior to that, Mr. Mostrom served as Senior Director of A&M’s Private Equity Services group in New York, where he has served as a financial advisor or interim Chief Financial Officer for a number of companies acquired by private equity firms. Before joining A&M in 2009, Mr. Mostrom served as an Executive Vice President and Chief Financial Officer of Chesapeake Corporation, a publicly-traded company with annual sales of approximately $1 billion.

On September 23, the Company entered into an agreement (the “Agreement”) with A&M providing for Mr. Mostrom’s services as the Company’s Interim Chief Financial Officer and additional support personnel as needed. Pursuant to the Agreement, the Company will pay A&M a weekly fee for Mr. Mostrom’s services plus additional amounts on an hourly basis for additional support personnel. The Agreement may be terminated by either party at any time. Mr. Mostrom will remain an employee of A&M in his capacity as Senior Director while he serves as the Company’s Interim Chief Financial Officer.

Except as described above, there are no other arrangements or understandings between Mr. Mostrom and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no transactions between the Company and Mr. Mostrom that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Mostrom and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Engagement letter between A&M and the Company dated September 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date: September 23, 2014	By:	/s/ Sam A. Solomon
	Name:	Sam A. Solomon
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Engagement letter between A&M and the Company dated September 23, 2014.